EXHIBIT 4.1

CERTIFICATE OF DISSOLUTION

OF

MZT HOLDINGS, INC.

MZT Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That dissolution was authorized by its board of directors on August 27, 2007 and by its stockholders on December 12, 2007.

SECOND:  That dissolution has been authorized by the board of directors and a majority of the stockholders of the corporation entitled to vote on a dissolution in accordance with the provisions of subsection (a) of Section 228 and subsection (b) of Section 275 of the General Corporation Law of the State of Delaware.

THIRD:  That the names and addresses of the directors and officers of Corporation are as follows:

Name	Address	Title
Craig R. Jalbert	Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	President, Treasurer and Secretary
Stephen D. Chubb	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
David L. Corbet	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
Walter O. Fredericks	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
Judith Kurland	c/o Craig R. Jalbert Verdolino & Lowey, P.C.	Director

Name	Address	Title
124 Washington Street, Suite 101 Foxborough, MA 02035
Bruce Lehman	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
David B. Musket	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
Jonathan M. Niloff, M.D.	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
Robert J. Rosenthal, Ph.D.	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
Richard A. Sandberg	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
T. Stephen Thompson	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director
C. William Zadel	c/o Craig R. Jalbert Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxborough, MA 02035	Director

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IN WITNESS WHEREOF, said MZT Holdings, Inc. has caused this certificate to be signed by its President this 18th day of January, 2008.

/s/ Craig R. Jalbert Craig R. Jalbert President